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                                                                   Exhibit 99.2

                             JONES INTERCABLE, INC.
                            C/O COMCAST CORPORATION
                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 2, 2000

To the Shareholders:

    Notice is hereby given that a special meeting of shareholders of Jones Intercable, Inc. will be held at 1500 Market Street, Philadelphia PA 19102 on March 2, 2000, at 10:00 a.m., Eastern time, for the following purposes:

    1. To consider and act upon a proposal to approve a merger and merger agreement among Jones Intercable, Inc., Comcast Corporation and Comcast JOIN Holdings, Inc. a wholly owned subsidiary of Comcast Corporation. If the conditions to the merger are satisfied or waived, each outstanding share of Jones Intercable Common Stock and Class A Common Stock will be converted into the right to receive 1.4 shares of Comcast Class A Special Common Stock.

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Information relating to the above matters is set forth in the accompanying proxy statement/ prospectus. A copy of the merger agreement is set forth as Appendix A to the proxy statement/ prospectus and is incorporated herein by reference.

    The close of business on January 24, 2000 has been fixed as the record date for determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Approval of the merger agreement requires the affirmative vote of:

       - the holders of two-thirds of the outstanding shares of Common Stock voting as a single class,

       - the holders of two-thirds of the outstanding shares of Class A Common Stock voting as a single class, and

       - the holders of a majority of the shares of Jones Intercable Common Stock and Class A Common Stock that are not beneficially owned by Comcast or its affiliates voting together as a single class with each share of Common Stock and Class A Common Stock being entitled to one vote for the purposes of this approval.

    Comcast intends to vote its shares of Jones Intercable Common Stock and Class A Common Stock for approval of the merger and the merger agreement.

    Shareholders may vote in person or by proxy. The proxy statement, which explains in detail the merger, and the accompanying proxy card are attached to this notice. Only holders of record of Jones Intercable shares at the close of business on January 24, 2000 will be entitled to vote at the meeting or any adjournment thereof with respect to all matters described above. Please sign, date and mail the enclosed proxy promptly using the enclosed postage-paid envelope. This action will not limit your right to vote in person if you wish to attend the special meeting.

    A special committee of the independent members of your Board of Directors has unanimously approved and adopted the merger and the merger agreement. After receiving the recommendation of the special committee, your Board of Directors unanimously approved and adopted the merger and the merger agreement. The special committee and your Board of Directors each recommends that you vote in favor of the proposal.


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    THE MERGER IS AN IMPORTANT DECISION FOR JONES INTERCABLE AND ITS
SHAREHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

    PLEASE DO NOT SEND ANY CERTIFICATES FOR JONES INTERCABLE SHARES AT THIS
     TIME.

                                          By Order of the Board of
                                          Directors,

                                          Stanley L. Wang
                                          Secretary

January 25, 2000

    Should you have any questions regarding the special meeting or the attached proxy statement/ prospectus, please contact our proxy solicitor, D.F. King & Co., at 77 Water Street, New York, NY 10005. D.F. King's telephone number for banks and brokers is (212) 269-5550 (call collect) and for all others is
(800) 207-3156.

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